Exhibit 10.13
Execution Copy
SEPARATION AGREEMENT
THIS SEPARATION AGREEMENT (the “Agreement”) is made and entered into as of November 9, 2023 by and among (i) NexPoint Advisors, L.P. (the “Adviser”), (ii) NexPoint Residential Trust, Inc. (“NXRT”), (iii) NexPoint Real Estate Advisors, L.P. (the “NXRT Adviser”), (iv) NexPoint Real Estate Finance, Inc. (“NREF”), (v) NexPoint Real Estate Advisors VII, L.P. (the “NREF Adviser”), (vi) NexPoint Diversified Real Estate Trust (“NXDT”), (vii) NexPoint Real Estate Advisors X, L.P. (the “NXDT Adviser”), (viii) VineBrook Homes Trust, Inc. (“VB” and, together with NXRT, NREF and NXDT, the “REITs”), and (ix) NexPoint Real Estate Advisors V, L.P. (the “VB Adviser” and, together with the NXRT Adviser, the NREF Adviser and the NXDT Adviser, the “REIT Advisers”) and Matthew Goetz (“Executive”).
WHEREAS, Executive has served as (i) Director of the Adviser, (ii) Senior VP Investments and Asset Management of NXRT, (iii) Senior VP Investments and Asset Management of NREF and (iv) Senior VP Investments and Asset Management of NXDT;
WHEREAS, Executive shall be deemed to have resigned from such positions, effective as of November 9, 2023 (the “Separation Date”), at which time Executive’s employment with the Adviser, the REITs and the REIT Advisers (collectively, the “Employer Parties”) terminated (the “Separation”); and
WHEREAS, in connection with the Separation, the Employer Parties and Executive desire to enter into this Agreement in order to set forth the respective rights and obligations of the parties.
NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, the sufficiency of which the parties acknowledge, it is agreed as follows:
1.Separation. Effective as of the Separation Date, Executive ceased to serve as (i) Director of the Adviser, (ii) Senior VP Investments and Asset Management of NXRT, (ii) Senior VP Investments and Asset Management of NREF, (iii) Senior VP Investments and Asset Management of NXDT and (iv) all officer, director, or employment positions held by the Executive with the Employer Parties or any respective subsidiary or affiliate thereof.
2.Compensation; Treatment of LTIP Awards. In connection with Executive’s Separation from the Employer Parties, subject to and conditioned on Executive’s compliance with the terms and conditions set forth in this Agreement, including, without limitation, Executive’s execution of this Agreement and the general release of claims set forth in Section 4 hereof (the “General Release”), Executive shall receive the following “Separation Benefits,” less applicable taxes and withholdings:
(a)Executive’s Separation will be treated as a qualifying termination without cause for purposes of outstanding awards issued pursuant to (i) NXRT’s 2016 Long Term Incentive Plan, (ii) NREF’s 2020 Long Term Incentive Plan, (iii) NXDT’s 2023 Long Term Incentive Plan, (iv) VB’s 2018 Long Term Incentive Plan and (v) VB’s 2023 Long Term Incentive Plan.
(b)All outstanding awards issued pursuant to the foregoing plans will vest and become nonforfeitable, or will be forfeited and cancelled, as set forth on Exhibit A hereto. Any outstanding award not otherwise included as vested and nonforfeitable in Exhibit A shall be forfeited and cancelled, even if not expressly addressed in Exhibit A. Following the Separation Date, vested awards will settle and delivery will be made to Executive on the dates set forth in Exhibit A, provided that such settlement and delivery will be conditioned on Executive complying with the terms of this Agreement through each settlement and delivery date.
AmericasActive:19003288.11

(c)The Adviser will subsidize, by payment directly to Discovery Benefits, the actual cost of COBRA medical and dental insurance for Executive for a period of twelve (12) months following the termination of their employer-sponsored benefits as officially recorded in the Executive’s COBRA Specific Rights Notification, December 1, 2023 – November 30, 2024 (the “COBRA Subsidy”). Executive retains sole responsibility for enrolling in COBRA in order to accept such subsidy within thirty (30) calendar days of the termination of their employer-sponsored benefits as officially recorded in Executive's COBRA Specific Rights Notification. Failure to enroll in COBRA will forfeit Executive's right to the COBRA Subsidy.

(d)The Separation Benefits is a gross amount, subject to all deductions that are deemed necessary by Executive to comply with state or federal laws on withholding. Executive agrees that he otherwise is responsible for paying all state, federal, and local taxes owed in connection with these payments.

(e)Executive agrees that, other than Separation Benefits set forth in this Section 2 or identified on Exhibit A, or as otherwise expressly set forth in this Agreement, Executive shall not be entitled to any additional or further consideration or payments from any Employer Party, or any of their respective affiliates, including, but not limited to, any vested, unvested, contingent or deferred salary, bonuses, stock or stock equivalents, equity grants, or other compensation in whatever form.

3.Accrued Obligations. As soon as practicable following the Separation Date, the Adviser shall provide reimbursement to Executive for any business expenses that he submits to the Adviser in accordance with its expense reimbursement policy. In addition, Executive shall be entitled to vested benefits under the applicable employee benefit plans maintained by the Employer Parties in accordance with the terms and conditions of such plans.
4.Release of Claims.
(a)In exchange for the Separation Benefits, and in consideration of the further agreements and promises set forth herein, Executive agrees unconditionally and forever to release and discharge the Employer Parties, including, without limitation, any of the Employer Parties respective current and former officers, directors, members, managers, employees, representatives, attorneys and agents, as well as all of their predecessors, parents, subsidiaries, affiliates, successors in interest and assigns (collectively, the “Releasees”) from any and all claims, actions, causes of action, demands, rights, or damages of any kind or nature which Executive may now have, or ever have, whether known or unknown, including any claims, causes of action or demands of any nature arising out of or in any way relating to Executive’s employment with, or termination from employment with any Employer Parties on or before the date Executive signs this Agreement.
(b)This release specifically includes any and all claims relating to or arising from Executive’s employment with any Employer Parties, the terms and conditions of that employment, and the termination of that employment relationship, without limitation: any and all claims for fraud; breach of contract; breach of implied covenant of good faith and fair dealing; inducement of breach; interference with contract; wrongful or unlawful discharge or demotion; violation of public policy; assault and battery; invasion of privacy; intentional or negligent infliction of emotional distress; intentional or negligent misrepresentation; conspiracy; failure to pay wages, benefits, vacation pay, severance pay, attorneys’ fees, or other compensation of any sort; wrongful termination; retaliation; wrongful demotion; discrimination or harassment on any basis protected by federal, state or local law including, but not limited to race, color, sex, gender identity, national origin, ancestry, religion, disability, handicap, medical condition, marital status, and sexual orientation; any claim under Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866, 1870 and 1991, the Family and Medical Leave Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Genetic Information Nondiscrimination Act, Section 1981 of Title 42 of the United States Code, the Rehabilitation Act of 1973, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Uniform Services Employment and Reemployment Rights Act, the Texas Payday Act, Chapter 21 of the Texas Labor Code, and all other federal, state, or local statutes, ordinances and laws; violation of any safety and health laws, statutes or regulations; or any other wrongful conduct, based upon events occurring prior to the date of execution of this release (“Released Claims”). The Released Claims, however, shall not include any claims, rights or benefits arising under this Agreement, for vested benefits under the applicable employee benefit plans maintained by the REITs in accordance with the terms and conditions of such plans, or any claims for indemnification (including advancement of expenses) arising under any written indemnification agreement between the REITs and Executive (including, but not limited to, (i) that certain Indemnification Agreement, dated as of March 15, 2015, between NXRT and Executive (the “NXRT Indemnification Agreement”), (ii) that certain Indemnification Agreement, dated as of February 6, 2020, between NREF and Executive (the “NREF Indemnification Agreement”) and (iii) that certain Indemnification Agreement, dated as of July 1, 2023, between NXDT and Executive (the “NXDT Indemnification Agreement” and, together with the NXRT Indemnification Agreement and the NREF Indemnification Agreement, the “Indemnification Agreements”)) or pursuant to the bylaws of the REITs, as applicable, or pursuant to applicable law.
(c)Executive further understands, acknowledges, and agrees to waive Executive’s rights under any other statute or regulation, state or federal, that provides that a general release does not extend to claims that Executive does not know or suspect to exist in Executive’s favor at the time of executing this Agreement and Release, which if known to Executive must have materially affected Executive’s settlement with the Employer Parties.
(d)The Employer Parties, on behalf of themselves and the Releasees, agree to unconditionally and forever release and discharge Executive from any and all claims, actions, causes of action, demands, right or damages of any kind or nature which they may now have, or ever had, whether known or unknown, arising out of or in any way related to Executive’s employment with or termination from employment on or before the date Executive signs this Agreement.
(e)The parties intend this mutual release to be a full and comprehensive general release waiving and releasing all claims, demands, and causes of action, known or unknown, to the fullest extent permitted by law except as otherwise expressly provided herein. Nothing in this Agreement is intended to nor shall it be interpreted to release any claim which, by law, may not be released. This Agreement is not intended to and does not affect any rights or claims arising after the date this Agreement is executed by Executive. Further, this Agreement shall not limit or prohibit any party’s ability to bring a claim to enforce this Agreement nor shall it waive or limit Executive’s right to indemnification (including with respect to any right to receive advancement of expenses and to be held harmless) pursuant to any applicable directors and officers liability insurance coverage, any written indemnification agreement between any of the Employer Parties and Executive (including, but not limited to, the Indemnification Agreements) or pursuant to the bylaws of the REITs, as applicable, or pursuant to applicable law.
5.Additional Representations and Warranties.
(a)Executive represents that Executive has no pending complaints or charges against the Releasees, or any of them, with any state or federal court, or any local, state or federal agency, division, or department based on any event(s) occurring prior to the date Executive signs this Agreement. Executive further represents that Executive will not in the future file, participate in, encourage, instigate or assist in the prosecution of any claim, complaints, charges or in any lawsuit by any party in any state or federal court against the Releasees, or any of them, unless such aid or assistance is ordered by a court or government agency or sought by compulsory legal process, claiming that the Releasees, or any of them, have violated any local, state or federal laws, statutes, ordinances or regulations based upon events occurring prior to the execution of this Agreement. This prohibition applies only in situations where Executive may legally waive the ability to bring or participate in a legal action against his former employer as a matter of law. Nothing in this Agreement shall be construed as prohibiting Executive from making a future claim with the Equal Employment Opportunity Commission or any similar state agency; provided, however, that should Executive pursue such an administrative action against the Releasees, or any of them, to the maximum extent allowed by law, Executive agrees and acknowledges that Executive will not seek, nor shall Executive be entitled to recover, any monetary damages from any such proceeding.

(b)Each Employer Parties represents that neither it nor any of its parents, subsidiaries or affiliated companies has any pending complaints or charges filed by any of them, or on behalf of any of them, against Executive with any state or federal court, or any local, state or federal agency, division, or department based on any act, omission or event(s) occurring prior to the date such Employer Parties signs this Agreement.
6.No Admission of Liability. By entering into this Agreement, none of the Employer Parties or Executive suggests or admits to any liability to one another or that they violated any law or any duty or obligation to one another, or that they committed any wrongdoing whatsoever.
7.Blue Penciling. If, at any time after the date of the execution of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement; provided, however, that if the General Release contained in this Agreement is deemed void or unenforceable, Executive agrees to promptly execute a valid general release and waiver in favor of the Releasees.
8.Sole and Exclusive Benefits. This Agreement provides for the sole and exclusive benefits for which Executive is eligible as a result of his separation of service with the Employer Parties, except as otherwise required by law, and Executive shall not be eligible for any contractual benefits under any other agreement or arrangement providing for benefits upon a separation from service, including, but not limited to, any payments any severance plan, policy or program of any Employer Party.
9.Other Executive Representations and Covenants. Executive and the Employer Parties agree to and make the following representations and covenants, as applicable:
(a)On or prior to the Separation Date, unless otherwise agreed upon with the Adviser, Executive shall promptly return to each Employer Party any property of such Employer Party in his possession, custody or control, including, but not limited to, computers, or other electronic devices, files, identification card, data storage devices, office keys, documents (hard copy or electronic files), email communications or other business communications or records, and any sources of confidential information, unless otherwise agreed by the Executive and the Adviser.
(b)Executive agrees that he will not defame or disparage any Employer Party, their respective affiliates, and any of their directors, officers, agents, employees and representatives and/or any Employer Party’s products or services. Each Employer Party agrees that such Employer Party’s officers and directors shall not defame or disparage Executive or his performance as an officer, director or employee of the Employer Parties. Notwithstanding anything to the contrary herein, nothing in this Agreement prohibits Executive or any Employer Party’s officers or directors from truthfully testifying in any legal proceeding or providing truthful information to any governmental, regulatory or administrative agency or in connection with any action to enforce the rights of this Agreement.
(c)Each of NXRT, NREF and NXDT shall maintain a directors and officers liability insurance policy that covers Executive to the same extent that it covers its directors and officers for a period of six years following the Separation Date with respect to any acts, omissions or events that occurred during Executive’s employment with such REIT. Each of NXRT, NREF and NXDT shall also continue to provide Executive with indemnification (including advancement of fees and expenses) in accordance with the terms and conditions of the Indemnification Agreements. Notwithstanding anything to contrary herein or in any other agreement between Executive and any of the Employer Parties, Executive shall not be entitled to indemnification or advancement of any legal fees or expenses for any dispute between Executive and any of the Employer Parties or any of their affiliates.

10.Consultation and Cooperation. In consideration of the Severance Benefits, for a period of twelve (12) months after the Separation Date Executive agrees to reasonably cooperate with any of the Employer Parties, at their reasonable request, to consult, and provide such information as may from time to time be requested by any of the Employer Parties in connection with various legal or business matters in which Executive was involved in connection with his relationship(s) with the Employer Parties, or about which Executive has knowledge or information, and to take any other action reasonably required by any of the Employer Parties relating to legal or business matters in which Executive was involved in connection with his relationship(s) with the Employer Parties, including cooperation with any of the Employer Parties, in all pending and future litigation, claims, investigations, examinations, or audits by any federal, state, or local governmental agencies involving any of the Employer Parties, in which any of the Employer Parties reasonably believes that Executive may have relevant knowledge or information.

(a)Limitations. While performing services following the Separation Date pursuant to this Agreement, Executive acknowledges and agrees that his relationship to any of the Employer Parties will be that of an independent contractor, that none of the Employer Parties will exercise any control or direction over the methods by which he performs services pursuant to this Agreement, and that he will not be, nor will he represent to anyone, that he is an agent or active Executive of any of the Employer Parties. Notwithstanding the foregoing, at no time following the date of this Agreement shall Executive have, and Executive agrees not to purport to have or exercise any actual or apparent authority to enter into contracts, commitments, or obligations of any kind, or to make any representations, on behalf of any of the Employer Parties, unless expressly authorized to do so in writing by an authorized representative of the Employer Parties. Executive also will not have, and agree not to purport to have or exercise, the authority to supervise or direct the activities of any Executive of any of the Employer Parties. Executive further acknowledges and agrees that, during such period when he is providing consulting services to any of the Employer Parties and thereafter, he will not be eligible to participate in any of the rights and benefits afforded to Executives of any of the Employer Parties
(b)Hold Harmless/Indemnification. Each Employer Party agrees, on its own behalf and not jointly, to hold harmless and indemnify Executive for any claim, reasonable expense, loss or damage, including without limitation Executive’s costs and reasonable attorney's’ fees, arising out of, or in connection with, any such cooperation Executive undertakes for such Employer Party pursuant to this Section.

(c)Providing Testimony. Executive further agrees that upon the reasonable request of any Employer Party, Executive will provide testimony in court or upon deposition and other information (whether by testimony or otherwise) that is truthful, accurate, and complete, according to information known to Executive, in connection with the prosecution or defense of any of the Employer Parties in any pending or future litigation, claims, investigations, examinations, or audits. Executive acknowledges that he shall not be paid a Consulting Fee for any time spent providing testimony and/or responding to a subpoena issued to Executive individually, but he shall be reimbursed for any reasonable out-of-pocket expenses he incurs providing such testimony. Notwithstanding anything herein to the contrary, in no event shall Executive be entitled to any payments or reimbursements hereunder with respect to any matter regarding which Executive is directly or indirectly adverse to any of the Employer Parties, including, without limitation being called or subpoenaed by an Employer Party as an adverse witness to any Employer Party.

11.Assignment of Work Product / Works for Hire. Executive acknowledges and agrees that any work product prepared, conceived, or developed by Executive during the term of their relationship with any of the Employer Parties, including but not limited to all written documents and electronic data pertaining thereto, is and shall remain the exclusive property of such Employer Party, and will be considered confidential information subject to the terms of this Agreement. Executive agrees that when appropriate, and upon written request of any Employer Party, Executive will acknowledge that their work product constitutes "works for hire" and will cooperate in the filing for patents or copyrights with regard to any or all such work product and will sign documentation necessary to evidence ownership by such Employer Party of such work product.

12.Voluntary Agreement. Executive represents that Executive has carefully read this Agreement and fully understands it and that in signing this document, Executive understands that Executive is releasing the Employer Parties from the Released Claims that Executive has or may have against the Employer Parties as of the date Executive signs this Agreement. Executive has been advised of Executive’s right to consult with an attorney of Executive’s choice, and Executive freely and voluntarily agrees to the terms set forth in this Agreement, and knowingly and willingly intends to be legally bound by them.

13.This Agreement Governs. Executive acknowledges and agrees that the Employer Parties have made no promises, commitments or representations to Executive other than those contained in this Agreement and that Executive has not relied upon any statement or representation made by any Employer Party with respect to the basis or effect of this Agreement or otherwise.
14.Binding Agreement. This Agreement shall bind Executive, Executive’s heirs, beneficiaries, trustees, administrators, executors, and legal representatives, and shall inure to the benefit of the Releasees, and their respective beneficiaries, trustees, administrators, executors, assigns and legal representatives. Executive may not assign any of Executive’s rights or obligations under this Agreement. Without limiting the foregoing, an Employer Party may assign its rights and delegate its duties hereunder in whole or in part to any affiliate of the Employer Parties or to any transferee of all or a portion of an Employer Party’s assets or business.
15.Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, except that the Indemnification Agreements, Executive’s equity award agreements (except as modified in Section 2 above), post appointment restrictive covenants, including any noncompete or non-solicit agreements, and any existing post-employment obligations Executive has with respect to confidentiality under any agreement entered into between Executive and an Employer Party shall remain in full force and effect. This Agreement may not be changed orally, and no modification, amendment or waiver of any of the provisions contained in this Agreement, nor any future representation, promise or condition in connection with the subject matter hereof, shall be binding upon any party unless made in writing and signed by such party.
16.Counterparts; Electronic Signature. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. The facsimile, email or other electronically delivered signatures of the parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals.

17.Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any principles of conflicts of law. Any dispute related to or arising out of this Agreement exclusively and solely shall be adjudicated in the state and federal courts of Dallas County, Texas. All parties hereto agree to submit themselves to the personal jurisdiction of the state and federal courts of Dallas County, Texas in connection with any dispute related to or arising out of this Agreement.
18.Successors and Assigns. This Agreement shall be binding on each Employer Party and Executive and upon their respective heirs, representatives, successors and assigns.
19.Interpretation. Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or construing the Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

[Signatures appear on following page]

IN WITNESS WHEREOF, the undersigned have executed this Separation Agreement as of the date first above written.

NEXPOINT ADVISORS, L.P.

                            By: /s/ James Dondero    ____________________
                            Name: James Dondero
                            Title: President

NEXPOINT RESIDENTIAL TRUST, INC.

                            By: /s/ Brian Mitts    ____________________
                            Name: Brian Mitts
                            Title: Authorized Signatory

NEXPOINT REAL ESTATE ADVISORS, L.P.

                            By: /s/ Brian Mitts    ____________________
                            Name: Brian Mitts
                            Title: Authorized Signatory

NEXPOINT REAL ESTATE FINANCE, INC.

                            By: /s/ Brian Mitts    ____________________
                            Name: Brian Mitts
                            Title: Authorized Signatory

NEXPOINT REAL ESTATE ADVISORS VII, L.P.

                            By: /s/ Brian Mitts    ____________________
                            Name: Brian Mitts
                            Title: Authorized Signatory

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

                            By: /s/ Brian Mitts    ____________________
                            Name: Brian Mitts
                            Title: Authorized Signatory

NEXPOINT REAL ESTATE ADVISORS X, L.P.

                            By: /s/ Brian Mitts    ____________________
                            Name: Brian Mitts
                            Title: Authorized Signatory

VINEBROOK HOMES TRUST, INC.

                            By: /s/ Brian Mitts    ____________________
                            Name: Brian Mitts
                            Title: Authorized Signatory

NEXPOINT REAL ESTATE ADVISORS V, L.P.

                            By: /s/ Brian Mitts    ____________________
                            Name: Brian Mitts
                            Title: Authorized Signatory

EXECUTIVE

/s/ Matthew Goetz_________________________
Matthew Goetz

EXHIBIT A

TREATMENT OF LTIP AWARDS

Vested RSU Awards

The following restricted stock unit awards granted pursuant to the following award agreements, each as amended, shall immediately vest and become nonforfeitable on the Separation Date and each such award shall be delivered and settled in Shares (as defined under the applicable award agreement) or cash on the dates set forth below; provided that, such settlement and delivery will be conditioned on Executive complying with the terms of the Agreement through each settlement and delivery date.

RSU Award Agreements

3,136 RSU Awards granted pursuant to the NexPoint Residential Trust, Inc. Restricted Stock Units Agreement, dated as of February 21, 2019
1,528 RSU Awards granted pursuant to the NexPoint Residential Trust, Inc. Restricted Stock Units Agreement, dated as of February 20, 2020
1,061 RSU Awards granted pursuant to the NexPoint Residential Trust, Inc. Restricted Stock Units Agreement, dated as of May 11, 2020
1,864 RSU Awards granted pursuant to the NexPoint Residential Trust, Inc. Restricted Stock Units Agreement, dated as of February 18, 2021
1,394 RSU Awards granted pursuant to the NexPoint Residential Trust, Inc. Restricted Stock Units Agreement, dated as of February 17, 2022
2,469 RSU Awards granted pursuant to the NexPoint Residential Trust, Inc. Restricted Stock Units Agreement, dated as of March 28, 2023

11,300 RSU Awards granted pursuant to the NexPoint Diversified Real Estate Trust, Form of Restricted Shares Units Agreement, dated as of April 4, 2023

11,922 RSU Awards granted pursuant to the NexPoint Real Estate Finance, Inc. Restricted Stock Units Agreement, dated as of June 24, 2020
16,340 RSU Awards granted pursuant to the NexPoint Real Estate Finance, Inc. Restricted Stock Units Agreement, dated as of February 22, 2021
19,876 RSU Awards granted pursuant to the NexPoint Real Estate Finance, Inc. Restricted Stock Units Agreement, dated as of February 21, 2022
24,536 RSU Awards granted pursuant to the NexPoint Real Estate Finance, Inc. Restricted Stock Units Agreement, dated as of April 4, 2023

899 RSU Awards granted pursuant to the VineBrook Homes Trust, Inc. Restricted Stock Units Agreement, dated as of May 11, 2020
1,566 RSU Awards granted pursuant to the VineBrook Homes Trust, Inc. Restricted Stock Units Agreement, dated as of February 15, 2021
1,048 RSU Awards granted pursuant to the VineBrook Homes Trust, Inc. Restricted Stock Units Agreement, dated as of February 17, 2022
765 RSU Awards granted pursuant to the VineBrook Homes Trust, Inc. Restricted Stock Units Agreement, dated as of April 11, 2023

Vested RSU Award – Settlement Schedule

NexPoint Residential Trust, Inc. Awards:

Initial Grant Date	Total Awards Vesting on the Separation Date	First Settlement Date	Amount Settling	Second Settlement Date	Amount Settling
2/21/19	3,136	2/21/24	3,136
2/20/20	1,528	2/20/24	841	2/20/25	687
5/11/20	1,061	5/11/24	584	5/11/25	477
2/18/21	1,864	2/18/24	1,026	2/18/25	838
2/17/22	1,394	2/17/24	767	2/17/25	627
3/28/23	2,469	3/28/24	1,359	3/28/25	1,110

NexPoint Diversified Real Estate Trust Awards:

Initial Grant Date	Total Awards Vesting on the Separation Date	First Settlement Date	Amount Settling	Second Settlement Date	Amount Settling
4/4/23	11,300	4/4/24	6,219	4/4/25	5,081

NexPoint Real Estate Finance, Inc. Awards:

Initial Grant Date	Total Awards Vesting on the Separation Date	First Settlement Date	Amount Settling	Second Settlement Date	Amount Settling
6/24/20	11,922	5/8/24	11,922
2/22/21	16,340	2/22/24	8,993	2/22/25	7,347
2/21/22	19,876	2/21/24	10,939	2/21/25	8,937
4/4/23	24,536	4/4/24	13,504	4/4/25	11,033

VineBrook Homes Trust, Inc. Awards:

Initial Grant Date	Total Awards Vesting on the Separation Date	First Settlement Date	Amount Settling	Second Settlement Date	Amount Settling
5/11/20	899	2/20/24	899
2/15/21	1,566	2/18/24	862	2/18/25	704
2/17/22	1,048	2/17/24	577	2/17/25	471
4/11/23	765	4/11/24	421	4/11/25	344

Forfeited RSU Awards

The following restricted stock unit awards granted pursuant to the following award agreements, each as amended, shall immediately be forfeited and cancelled on the Separation Date.

154 RSU Awards granted pursuant to the NexPoint Residential Trust, Inc. Restricted Stock Units Agreement, dated as of February 20, 2020
107 RSU Awards granted pursuant to the NexPoint Residential Trust, Inc. Restricted Stock Units Agreement, dated as of May 11, 2020
1,214 RSU Awards granted pursuant to the NexPoint Residential Trust, Inc. Restricted Stock Units Agreement, dated as of February 18, 2021
1,675 RSU Awards granted pursuant to the NexPoint Residential Trust, Inc. Restricted Stock Units Agreement, dated as of February 17, 2022
4,326 RSU Awards granted pursuant to the NexPoint Residential Trust, Inc. Restricted Stock Units Agreement, dated as of March 28, 2023

13,576 RSU Awards granted pursuant to the NexPoint Diversified Real Estate Trust, Form of Restricted Shares Units Agreement, dated as of April 4, 2023

1,646 RSU Awards granted pursuant to the NexPoint Real Estate Finance, Inc. Restricted Stock Units Agreement, dated as of February 22, 2021
12,941 RSU Awards granted pursuant to the NexPoint Real Estate Finance, Inc. Restricted Stock Units Agreement, dated as of February 21, 2022
29,479 RSU Awards granted pursuant to the NexPoint Real Estate Finance, Inc. Restricted Stock Units Agreement, dated as of April 4, 2023

3,597 RSU Awards granted pursuant to the VineBrook Homes Trust, Inc. Restricted Stock Units Agreement, dated as of May 11, 2020
3,604 RSU Awards granted pursuant to the VineBrook Homes Trust, Inc. Restricted Stock Units Agreement, dated as of February 15, 2021
2,993 RSU Awards granted pursuant to the VineBrook Homes Trust, Inc. Restricted Stock Units Agreement, dated as of February 17, 2022
2,606 RSU Awards granted pursuant to the VineBrook Homes Trust, Inc. Restricted Stock Units Agreement, dated as of April 11, 2023

Execution Copy
VESTING AGREEMENT

This VESTING AGREEMENT (the “Vesting Agreement”) is made and entered into as of November 9, 2023 (the “Effective Date”) by and among (i) NexPoint Residential Trust, Inc. (“NXRT”), (ii) NexPoint Real Estate Finance, Inc. (“NREF”), (iii) NexPoint Diversified Real Estate Trust (“NXDT”), and (iv) VineBrook Homes Trust, Inc. (together with NXRT, NREF and NXDT, the “REITs”), and Matthew Goetz (“Grantee”).
WHEREAS, NXRT, NREF, NXDT and VB maintain the following equity plans, respectively: (i) NXRT’s 2016 Long Term Incentive Plan, (ii) NREF’s 2020 Long Term Incentive Plan, (iii) NXDT’s 2023 Long Term Incentive Plan and (iv) VB’s 2018 Long Term Incentive Plan (together, the “Plans”);
WHEREAS, Sections 17 and 18, 17 and 18, 18 and 19 and 18 and 19 of the NXRT Plan, NREF Plan, NXDT Plan and VB Plan, respectively, authorize the Compensation Committee (the “Committee”) of each REIT’s Board of Directors to amend awards granted under the plans, including to restate the awards’ vesting schedules and to comply with the deferred compensation rules of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”);
WHEREAS, Grantee has entered into a separation agreement, dated as of the Effective Date, in connection with Grantee’s separation from service as an employee of NexPoint Advisors, L.P. (the “Adviser”), the REITs and any respective affiliates (the “Separation”) on the Effective Date (the “Separation Agreement”); and
WHEREAS, each REIT’s Committee has determined that it would be advisable and in the best interest of the REIT and its stockholders to amend the terms of Grantee’s outstanding restricted stock units or restricted share units (both, “RSUs”) awarded under the Plans and the award agreements, each as set forth on Exhibit A to the Separation Agreement, in connection with the Grantee’s Separation.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
1.Each RSU award agreement set forth on Exhibit A to the Separation Agreement shall be amended to:
(a)Remove all references to the defined term “Retirement” and make any related conforming changes so the RSU award agreements read as if the term had never been included in the award agreement, retroactive to the RSU award’s grant date.
(b)Add the following language to a new section at the end of the RSU award agreement:
Impact of Vesting Agreement
Notwithstanding anything in this Agreement to the contrary, as of the effective date of that certain vesting agreement made and entered into as of November 9, 2023 (the “Separation Effective Date”) by and among (i) NexPoint Residential Trust, Inc. (“NXRT”), (ii) NexPoint Real Estate Finance, Inc. (“NREF”), (iii) NexPoint Diversified Real Estate Trust (“NXDT”), and (iv) VineBrook Homes Trust, Inc. (together with NXRT, NREF and NXDT, the “REITs”), and [Grantee / Participant] (the “Vesting Agreement”), any outstanding RSUs under this Agreement shall vest and become nonforfeitable, or will be forfeited and cancelled, as set forth on Exhibit A to the Separation Agreement (as defined in the Vesting Agreement) and generally within the Separation Agreement, and all other vesting and settlement schedules with respect to the RSUs under this Agreement shall be null and void.

2.Add the following language to a new section at the end of the RSU award agreement after the amendment set forth in Section 1(b) hereof:
Application of Section 409A of the Code.
(a)    Exemption or Compliance. The Agreement and RSUs vesting and settling in connection with it are intended to be exempt from or otherwise comply with Section 409A of the Code, including the exceptions for short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions, and shall be administered, construed and interpreted in accordance with such intent. Any RSUs that fail to qualify for the exemptions under Section 409A of the Code shall be paid or provided in accordance with the requirements of Section 409A of the Code. Notwithstanding the foregoing, the Company cannot guarantee that the RSUs provided under the Agreement will satisfy all applicable provisions of Section 409A of the Code and the [Grantee / Participant] shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of the Participant in connection with this Agreement (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its subsidiaries or affiliates shall have any obligation to indemnify or otherwise hold the [Grantee / Participant] (or any beneficiary) harmless from any or all of such taxes or penalties.
(b)    Payments and Reimbursements. Each payment with respect to the RSUs settling under this Agreement is intended to be treated as one of a series of separate payments for purposes of Section 409A of the Code. To the extent any reimbursements or in-kind benefit payments under the Agreement are subject to Section 409A of the Code, such reimbursements and in-kind benefit payments will be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) (or any similar or successor provisions).
(c)    Specified Employees. Notwithstanding anything in the Agreement to the contrary, to the extent the [Grantee / Participant] is considered a “specified employee” (as defined in Section 409A of the Code) and would be entitled to a payment during the six-month period beginning on the [Grantee’s / Participant’s] separation from service (as defined in Section 409A of the Code) that is not otherwise excluded under Section 409A of the Code under the exception for short-term deferrals, separation pay arrangements, reimbursements, in-kind distributions, or any otherwise applicable exemption, the payment will not be made to the [Grantee / Participant] until the earlier of the six-month anniversary of the [Grantee / Participant’s] separation from service or the [Grantee / Participant’s] death and will be accumulated and paid on the first day of the seventh month following the separation from service.
(d)    Amendment. The Company may amend the Agreement to the minimum extent necessary to satisfy the applicable provisions of Section 409A of the Code.
    3

3.For the avoidance of doubt, the amendment at Section 1(a) hereof will be deemed to occur a moment in time prior to the amendments at Sections 1(b) and (c) hereof.
4.All other terms of the RSU award agreements remain the same and are in full force and effect unless contrary to the intent of this Vesting Agreement. This Vesting Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, expect with respect to the Separation Agreement where its terms would not contradict the Vesting Agreement. This Vesting Agreement may not be changed orally, and no modification, amendment or waiver of any of the provisions contained in this Vesting Agreement, nor any future representation, promise or condition in connection with the subject matter hereof, shall be binding upon any party unless made in writing and signed by such party.
5.This Vesting Agreement will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any principles of conflicts of law. Any dispute related to or arising out of this Vesting Agreement exclusively and solely shall be adjudicated in the state and federal courts of Dallas County, Texas. All parties hereto agree to submit themselves to the personal jurisdiction of the state and federal courts of Dallas County, Texas in connection with any dispute related to or arising out of this Vesting Agreement.
6.This Vesting Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. The facsimile, email or other electronically delivered signatures of the parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals.
[Signature Page Follows]

    4

IN WITNESS WHEREOF, the parties have executed this Vesting Agreement as of the day and year first above written.
NEXPOINT RESIDENTIAL TRUST, INC.

By: /s/ Brian Mitts
Name: Brian Mitts
Title: Authorized Signatory

NEXPOINT REAL ESTATE FINANCE, INC.

By: /s/ Brian Mitts
Name: Brian Mitts
Title: Authorized Signatory

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

By: /s/ Brian Mitts
Name: Brian Mitts
Title: Authorized Signatory

VINEBROOK HOMES TRUST, INC.

By: /s/ Brian Mitts
Name: Brian Mitts
Title: Authorized Signatory

GRANTEE

By: /s/ Matthew Goetz
Name: Matthew Goetz

[Signature Page of Vesting Agreement]